UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)     ☑

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street, Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

UAL CORPORATION
(Exact name of obligor as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)	(I.R.S. 36-2675207 employer identification no.)

Location: 1200 East Algonquin Road, Elk Grove Township, Illinois	60007
(Address of principal executive offices)	(Zip code)

$149,646,114 [__]% Senior Convertible Notes due 2021
of UAL Corporation
and
related Guarantee by United Air Lines, Inc.
(Title of the indenture securities

FORM T-1
Item 1. General information. Furnish the following information as to the trustee:
     (a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency — United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
     (b) Whether it is authorized to exercise corporate trust powers.
     Yes.
Item 2. Affiliations with Obligor.
     If the obligor is an affiliate of the trustee, describe each such affiliation.
     None.

Item 3-15.	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the Obligor is not in default under any indenture for which the Trustee acts as Trustee.
Item 16. List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of the Trustee. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 26th day of October, 2005.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ Roxane Ellwanger
	Name:	Roxane Ellwanger
	Title:	Assistant Vice President

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